CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 31, 2016
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

Thomas J. Sherman
President and CEO
(805) 543-6500
tsherman@fcbslo.com

HEARTLAND FINANCIAL USA, INC. AND FOUNDERS BANCORP
ANNOUNCE MERGER AGREEMENT

Dubuque, IA and San Luis Obispo, CA, October 31, 2016 - Dubuque, IA-based Heartland Financial USA, Inc. (NASDAQ: HTLF) and San Luis Obispo, CA-based Founders Bancorp (OTC: FBCP) jointly announced today the signing of a definitive merger agreement pursuant to which Heartland will acquire Founders Bancorp in a 70% stock and 30% cash transaction valued at approximately $29.1 million, or $21.87 per share (subject to certain adjustments).

Under terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, the outstanding common shares of Founders Bancorp will be converted into cash, shares of Heartland common stock, or a combination thereof, at the election of the Founders’ shareholders. Simultaneous with closing of the transaction, Founders Community Bank will be merged into Heartland’s California-based subsidiary, Premier Valley Bank, with the Founders Community Bank branches continuing to operate under the Founders Community Bank name. A new Premier Valley Bank branch currently planned in San Luis Obispo will carry the Founders branding.

The transaction is expected to be a tax-free exchange with respect to the stock consideration received by the shareholders of Founders. Heartland expects the transaction to be accretive to its earnings per share within the first full year of combined operations.

The transaction is subject to customary closing conditions, including approvals by Founders Bancorp shareholders and bank regulatory authorities, and is expected to close during the first quarter of 2017, with a systems conversion in the spring of 2017.

Founders Community Bank is an eleven-year-old community bank with approximately $199 million in total assets, $107 million in loans and $180 million in deposits as of September 30, 2016. Founders Bancorp had $18.3 million in total equity as of September 30, 2016. The bank serves clients from four banking centers in the communities of San Luis Obispo, Paso Robles and Morro Bay along with a Small Business Lending Center in Atascadero, CA. The Founders locations will join a full service banking center of Premier Valley Bank in San Luis Obispo scheduled to open early next year. Following the transaction closing, Heartland will have 112 full-service banking locations in its 12-state footprint.

“We are growing our presence in California and we see the San Luis Obispo County market area as an economically strong and vibrant region,” said Lynn B. Fuller, Chairman and CEO of Heartland. “Founders Community Bank is an excellent fit for our community banking business model. We are impressed with the quality of the bank and its people, especially its exceptional credit culture.”

Thomas J. Sherman, President and CEO of Founders Bancorp, added, “As our board of directors considered our strategic direction in today’s complex banking environment, especially the importance of identifying a potential quality merger partner, Heartland stood out as an exceptional opportunity for our customers, employees, community and shareholders. We are pleased to partner with a strong public company with deep resources that is committed to face-to-face customer service and locally-based community banking.”

“This affiliation with the Heartland family of commercial banks will bring a wealth of new banking products to Founders Community Bank, allowing us to bring expanded services to our customers and advance our strategic objectives. We are excited to be able to partner with Heartland and to continue our delivery of exceptional service and value to our customers, shareholders, and San Luis Obispo County,” noted Sherman.

Fuller concluded, “Founders Community Bank brings a solid and experienced team, focused on providing excellent service to its customers and communities, while allowing Premier Valley Bank to expand its presence on the Central Coast of California. Tom Sherman is an outstanding, proven banker in San Luis Obispo County and we are excited he and the rest of the Founders team will be joining our California bank and the Heartland family of banks.”

D. A. Davidson & Co. served as financial advisor to Founders Bancorp and Stuart | Moore served as Founders’ legal advisor. Panoramic Capital Advisors Inc. served as financial advisor to Heartland and Dorsey & Whitney LLP served as Heartland’s legal advisor.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 108 banking locations serving 85 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Premier Valley Bank
Premier Valley Bank, a subsidiary of Heartland Financial USA, Inc., (NASDAQ: HTLF), is a community bank focused on providing personal service and relationship banking to individuals and businesses. With locations in Fresno, Oakhurst, Mariposa, Groveland and San Luis Obispo, Premier Valley Bank offers a wide array of deposit, loan and private client services. Additional information about Premier Valley Bank is available at www.premiervalleybank.com.

About Founders Bancorp
Founders Bancorp is the parent company of Founders Community Bank, a wholly-owned subsidiary and full-service community bank focused on serving the credit and deposit needs of businesses and consumers in San Luis Obispo County. The state-chartered bank opened for business on May 5, 2005 and now serves its clients from four full service offices as well as a loan production office. The Bank was the recipient of the highest ‘five star’ rating by BauerFinancial, and was similarly recognized as a “Super Premier Performer” by the Findley Reports. Additional information about Founders Community Bank is available at www.founderscommunitybank.com.

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Additional Information about the Merger and Where to Find It
This communication is being made in respect of a proposed merger transaction involving Heartland Financial USA, Inc. and Founders Bancorp. In connection with the transaction, Heartland Financial USA, Inc. will file a registration statement with the SEC that will include a proxy statement/prospectus to be used by Founders Bancorp at the special meeting it will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to Founders Bancorp shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on form S-4 that includes preliminary and final versions of the proxy statement/prospectus and other relevant documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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